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                                                                    Exhibit 5.1


                        [Covington & Burling Letterhead]


                                                    December 2, 2005


The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001

Ladies and Gentlemen:

         We are acting as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement on Form S-4 File No. 333-128932, as amended to the date hereof (as so amended, the "Registration Statement") filed with the Securities and Exchange Commission, of (i) $400,000,000 in aggregate principal amount of 9.00% Senior Notes due 2015 (the "Exchange Notes") of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), and (ii) Guarantees of the Exchange Notes (the "Guarantees" and together with the Exchange Notes, the "Securities") by certain subsidiaries of the Company listed on Schedule A hereto (collectively the "Note Guarantors"), in each case to be issued pursuant to the Indenture, dated as of June 23, 2005 (the "Indenture"), among the Company, the Note Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee").

         We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Company and the Note Guarantors are duly organized, validly existing and in good standing under the laws of the state in which each is organized and that each has the requisite power, authority and legal right to execute, deliver and perform the Exchange Notes and the Guarantees, as applicable. We have assumed further that each of the Company and the Note Guarantors has duly authorized, executed and delivered the Indenture and the Exchange Notes, as applicable.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and the Note Guarantors, and other sources believed by us to be responsible.


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December 2, 2005
Page 2


         Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that when the Registration Statement has become effective and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and have been duly issued and delivered by the Company in exchange for $400,000,000 in aggregate principal amount of 9.00% Senior Notes due 2015, previously issued by the Company, all in accordance with the exchange offer contemplated by the Registration Statement, and assuming compliance with the Securities Act, the Exchange Notes will constitute the valid and binding obligations of the Company and the Guarantees will constitute the valid and binding obligations of the Note Guarantors, in each case enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection or liquidated damages or penalties on overdue or defaulted obligations. We express no opinion as to the existence or adequacy of consideration received by any Note Guarantor in connection with such party's obligations under the Guarantees.

         We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Covington & Burling

                                          Covington & Burling


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December 2, 2005
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                                   SCHEDULE A


Belt Concepts of America, Inc.

Celeron Corporation

Cosmoflex, Inc.

Dapper Tire Co., Inc.

Divested Companies Holding Company

Divested Litchfield Park Properties, Inc.

Goodyear Farms, Inc.

Goodyear International Corporation

Goodyear Western Hemisphere Corporation

The Kelly-Springfield Tire Corporation

Wheel Assemblies Inc.

Wingfoot Commercial Tire Systems, LLC

Wingfoot Ventures Eight Inc.

Goodyear Canada Inc.